As filed with the Securities and Exchange Commission on September 11, 2003
Registration No. 333-107949

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1

to

Form S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Community Bank System, Inc.

(Exact name of registrant as specified in its charter)

Delaware	6712	16-1213679
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5790 Widewaters Parkway

DeWitt, New York 13214
(315) 445-2282
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sanford A. Belden

President and Chief Executive Officer
Community Bank System, Inc.
5790 Widewaters Parkway
DeWitt, New York 13214
(315) 445-2282
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

George J. Getman, Esq. Bond, Schoeneck & King, PLLC One Lincoln Center Syracuse, New York 13202-1355 (315) 218-8000	J. Roger Williams, Jr., Esq. Dilworth Paxson LLP 3200 The Mellon Bank Center 1735 Market Street Philadelphia, Pennsylvania 19103 (215) 575-7000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the registration statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:    ☐

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(A) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(A), may determine.

EXPLANATORY NOTE

      This amendment is being filed solely to file Exhibits 8.1, 8.2, 23.5 and 99.4 to this Registration Statement on Form S-4 as set forth below in Item 21 of Part II.

PART II:

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.	Indemnification of Directors and Officers

      Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify any director, officer, employee or other agent of the corporation.

      The Registrant’s By-laws provide indemnity to the Registrant’s directors and officers in such capacity or as directors or officers of a wholly-owned subsidiary of the Registrant for liability resulting from judgments, fines, expenses or settlement amounts actually and reasonably incurred in connection with any action brought against such person in such capacity to the fullest extent and in the manner set forth in and permitted by the Delaware General Corporation Law, and any other applicable law, as from time to time in effect. Under Delaware law and the By-laws, no indemnification may be provided for any person with respect to any matter as to which he or she shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Registrant or of such subsidiary.

      In addition, as permitted under Delaware law, the Registrant maintains liability insurance covering directors and officers of the Registrant and its subsidiaries.

Item 21.	Exhibits and Financial Statement Schedules

(a)	The following exhibits are filed as part of this Registration Statement:

Exhibit
Number	Description of Exhibit

2.1	Amended and Restated Agreement and Plan of Merger, dated as of June 7, 2003, by and between the Registrant and Grange National Banc Corp.(1)
3.1	Certificate of Incorporation, as amended, of the Registrant(2)
3.2	Bylaws, as amended, of the Registrant(2)
5.1	Opinion of Bond, Schoeneck & King, PLLC as to the validity of the securities being registered*
8.1	Opinion of PricewaterhouseCoopers LLP as to tax matters
8.2	Opinion of Dilworth Paxson LLP as to tax matters
10.1	Form of Voting Agreement by and between the Registrant and the directors and executive officers of Grange National Banc Corp.(3)
10.2	Form of Employment Agreement by and among the Registrant, Community Bank, N.A. and Thomas A. McCullough(4)
23.1	Consent of PricewaterhouseCoopers LLP*
23.2	Consent of Kronick Kalada Berdy & Co.*
23.3	Consent of Bond, Schoeneck & King, PLLC (included in Exhibit 5.1)*
23.4	Consent of PricewaterhouseCoopers LLP (included in Exhibit 8.1)
23.5	Consent of Sandler O’Neill & Partners, L.P.
24.1	Power of Attorney (included in signature page)*
99.1	Form of proxy card for the special meeting of the shareholders of Grange National Banc Corp.*
99.2	Consent of Brian R. Ace pursuant to Rule 438 promulgated under the Securities Act*
99.3	Consent of Sally A. Steele pursuant to Rule 438 promulgated under the Securities Act*
99.4	Fairness opinion of Sandler O’Neill & Partners, L.P.

*	Previously Filed.

(1)	Attached as Annex A to the proxy statement/ prospectus included in this Registration Statement on Form S-4.

(2)	Incorporated by reference to the exhibit with the same exhibit number filed with the Registration Statement on Form S-4 (Registration No. 333-48374) filed by the Registrant on October 20, 2000.

(3)	Incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by the Registrant on June 17, 2003.

(4)	Incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K filed by Grange National Banc Corp. (File No. 0-13664) on June 19, 2003.

      (b) Not applicable.

      (c) A fairness opinion of Sandler O’Neill is attached as Annex B to the proxy statement/ prospectus included in this Registration Statement on Form S-4.

Item 22.	Undertakings

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved herein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in DeWitt, New York on this 11th day of September, 2003.

COMMUNITY BANK SYSTEM, INC.

By:	/s/ SANFORD A. BELDEN

Name: Sanford A. Belden
Title: President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ SANFORD A. BELDEN Sanford A. Belden	Director, President and Chief Executive Officer (Principal Executive Officer)	September 11, 2003

* Mark E. Tryniski	Treasurer and Chief Financial Officer (Principal Financial Officer)	September 11, 2003

* Charles M. Ertel	Assistant Treasurer (Principal Accounting Officer)	September 11, 2003

* John M. Burgess	Director	September 11, 2003

* Paul M. Cantwell, Jr.	Director	September 11, 2003

* William M. Dempsey	Director	September 11, 2003

Nicholas A. DiCerbo	Director

* James A. Gabriel	Director	September 11, 2003

* Lee T. Hirschey	Director	September 11, 2003

Signature	Title	Date

* Harold Kaplan	Director	September 11, 2003

* Saul Kaplan	Director	September 11, 2003

* David C. Patterson	Director	September 11, 2003

* Peter A. Sabia	Director	September 11, 2003

* William N. Sloan	Director	September 11, 2003

*By:	/s/ SANFORD A. BELDEN

Sanford A. Belden

Attorney-in-fact

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